UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

The final Order of the Maine Public Utilities Commission (“MPUC”), which was issued in two parts, to which Item 8.01 below refers, is attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events

The MPUC issued its final Order (the “Order”) in Docket No. 2019-00092, the distribution base rate case filed with the MPUC on June 28, 2019 by the Maine division of Northern Utilities, Inc. (the “Company”), Unitil Corporation’s natural gas utility subsidiary operating in Maine and New Hampshire. The Order was issued in two parts. Part I was issued on March 26, 2020 and Part II was issued on April 1, 2020.

The Order approves an increase in operating revenues of $3.6 million, effective April 1, 2020. The distribution base rate case is based on the Company’s operating costs and investments in utility plant for a test year ended December 31, 2018, as adjusted for known and measurable changes. The Order provides for a return on equity of 9.5 percent and a capital structure reflecting 50% equity and 50% long-term debt.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Maine Public Utilities Commission Order (Part I) dated March 26, 2020

99.2	Maine Public Utilities Commission Order (Part II) dated April 1, 2020

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Laurence M. Brock
Laurence M. Brock
Senior Vice President, Chief Financial Officer and Treasurer

Date: April 7, 2020